Aviat Networks Announces Fiscal 2025 First Quarter and Three Month Financial Results

Total Revenue of $88.4 million; Up 1.7% Year-Over-Year
Adjusted EBITDA of $(7.7) million
Non-GAAP Diluted Earnings per Share of $(0.87)

AUSTIN, Texas, November 5, 2024 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2025 first quarter ended September 27, 2024.

First Quarter Highlights
•Continued to gain share of demand in North America based on FCC filing data
•Closed acquisition of 4RF and secured first order for new Aprisa 5G cellular router to a North American utility company
•Began shipping product to recently won state-wide private network customer on the East Coast

First Quarter Financial Highlights

•Total Revenues: $88.4 million, up 1.7% from the same quarter last year
•GAAP Results: Gross Margin 22.4%; Operating Expenses $35.4 million; Operating Loss $(15.6) million; Net Loss $(11.9) million; Net Loss per diluted share (“Net Loss per share”) $(0.94)
•Non-GAAP Results: Adjusted EBITDA $(7.7) million; Gross Margin 23.2%; Operating Expenses $30.0 million; Operating Loss $(9.5) million; Net Loss $(11.1) million; Net Loss per share $(0.87)
•Net cash and cash equivalents: $51.0 million; cash net of debt: $(32.3) million

Fiscal 2025 First Quarter and Three Months Ended September 27, 2024
Revenues
The Company reported total revenues of $88.4 million for its fiscal 2025 first quarter, compared to $86.9 million in the fiscal 2024 first quarter, an increase of $1.5 million or 1.7%. North America revenue of $42.2 million decreased by $(12.6) million or (23.0)%, compared to $54.9 million in the prior year due lower tier 1 demand and timing of certain private network projects. International revenue of $46.2 million increased by $14.1 million or 44.1%, compared to $32.1 million in the prior year. This growth was due to the addition from the Pasolink acquisition.
Gross Margins
In the fiscal 2025 first quarter, the Company reported GAAP gross margin of 22.4% and non-GAAP gross margin of 23.2%. This compares to GAAP gross margin of 35.9% and non-GAAP gross margin of 36.2% in the fiscal 2024 first quarter, a decrease of (1,350) and (1,300) basis points, respectively. The decrease was driven by mix shift away from higher margin projects and regions in the quarter.
Operating Expenses
The Company reported GAAP total operating expenses of $35.4 million for the fiscal 2025 first quarter, compared to $26.3 million in the fiscal 2024 first quarter, an increase of $9.1 million or 34.4%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2025 first quarter were $30.0 million, compared to $23.9 million in the prior year, an increase of $6.2 million or 25.8%.
Operating Income
The Company reported GAAP operating loss of $(15.6) million for the fiscal 2025 first quarter, compared to a GAAP operating income of $4.9 million in the fiscal 2024 first quarter, a decrease of $(20.5) million. Operating income decreased primarily due to lower gross margin and higher operating expenses as a result of the Pasolink and 4RF transactions. On a non-GAAP basis, the Company reported operating loss of $(9.5) million for the fiscal 2025 first quarter, compared to a non-GAAP operating income of $7.6 million in the prior year, a decrease of $(17.1) million.
Income Taxes
The Company reported GAAP income tax benefit of $(5.5) million in the fiscal 2025 first quarter, compared to a GAAP income tax expense of $0.4 million in the fiscal 2024 first quarter.
Net Income / Net Income Per Share
The Company reported GAAP net loss of $(11.9) million in the fiscal 2025 first quarter or GAAP net loss per share of $(0.94). This compared to GAAP net income of $3.6 million or GAAP net income per share of $0.30 in the fiscal 2024 first quarter. On a non-GAAP basis, the Company reported net loss of $(11.1) million or non-GAAP net income per share of $(0.87), compared to non-GAAP net income of $7.2 million or $0.60 per share in the prior year.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2025 first quarter was $(7.7) million, compared to $8.9 million in the fiscal 2024 first quarter, a decrease of $(16.6) million.
Balance Sheet Highlights
The Company reported $51.0 million in cash and cash equivalents as of September 27, 2024, compared to $64.6 million as of June 28, 2024. As of September 27, 2024, total debt was $83.4 million, an increase of $35.0 million from June 28, 2024.

Fiscal 2025 Full Year Outlook
The Company is updating its fiscal 2025 full year guidance as follows:
•Full year Revenue between $430 and $470 million
•Full year Adjusted EBITDA between $30.0 and $40.0 million

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) today, November 5, 2024, to discuss its financial and operational results for the fiscal 2025 first quarter ended September 27, 2024. Participating on the call will be Peter Smith, President and Chief Executive Officer; Michael Connaway, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2025, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 28, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on October 4, 2024, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (512) 582-4626
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2025 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 27, 2024	September 29, 2023
Revenues:
Product sales	$61,116	$59,545
Services	27,313	27,364
Total revenues	88,429	86,909
Cost of revenues:
Product sales	52,201	36,313
Services	16,440	19,401
Total cost of revenues	68,641	55,714
Gross margin	19,788	31,195
Operating expenses:
Research and development	10,408	6,424
Selling and administrative	24,948	19,237
Restructuring charges	—	644
Total operating expenses	35,356	26,305
Operating (loss) income	(15,568)	4,890
Interest expense, net	1,115	99
Other expense, net	710	802
(Loss) income before income taxes	(17,393)	3,989
(Benefit from) provision for income taxes	(5,514)	432
Net (loss) income	$(11,879)	$3,557

Net (loss) income per share of common stock outstanding:
Basic	$(0.94)	$0.31
Diluted	$(0.94)	$0.30
Weighted-average shares outstanding:
Basic	12,646	11,574
Diluted	12,646	11,943

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2025 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 27, 2024	June 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$51,034	$64,622
Accounts receivable, net	169,002	158,013
Unbilled receivables	94,725	90,525
Inventories	79,559	62,267
Assets held for sale	—	2,720
Other current assets	32,942	27,076
Total current assets	427,262	405,223
Property, plant and equipment, net	11,883	9,480
Goodwill	15,153	8,217
Intangible assets, net	28,754	13,644
Deferred income taxes	91,317	83,112
Right-of-use assets	3,665	3,710
Other assets	12,823	11,837
Total long-term assets	163,595	130,000
Total assets	$590,857	$535,223
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$104,926	$92,854
Accrued expenses	39,137	42,148
Short-term lease liabilities	1,125	1,006
Advance payments and unearned revenue	79,380	58,839
Other current liabilities	21,234	21,614
Current portion of long-term debt	2,395	2,396
Total current liabilities	248,197	218,857
Long-term debt	80,980	45,954
Unearned revenue	7,522	7,413
Long-term operating lease liabilities	2,782	2,823
Other long-term liabilities	407	394
Reserve for uncertain tax positions	3,445	3,485
Deferred income taxes	412	412
Total liabilities	343,745	279,338
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	127	126
Treasury stock	(6,479)	(6,479)
Additional paid-in-capital	861,023	860,071
Accumulated deficit	(590,392)	(578,513)
Accumulated other comprehensive loss	(17,167)	(19,320)
Total stockholders’ equity	247,112	255,885
Total liabilities and stockholders’ equity	$590,857	$535,223

AVIAT NETWORKS, INC.
Fiscal Year 2025 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2025 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 27, 2024	% of Revenue	September 29, 2023	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$19,788	22.4%	$31,195	35.9%
Share-based compensation	104		183
Merger and acquisition and other expenses	608		43
Non-GAAP gross margin	20,500	23.2%	31,421	36.2%

GAAP research and development expenses	$10,408	11.8%	$6,424	7.4%
Share-based compensation	(143)		(146)
Non-GAAP research and development expenses	10,265	11.6%	6,278	7.2%

GAAP selling and administrative expenses	$24,948	28.2%	$19,237	22.1%
Share-based compensation	(1,417)		(1,505)
Merger and acquisition and other expenses	(3,781)		(146)
Non-GAAP selling and administrative expenses	19,750	22.3%	17,586	20.2%

GAAP operating (loss) income	$(15,568)	(17.6)%	$4,890	5.6%
Share-based compensation	1,664		1,834
Merger and acquisition and other expenses	4,389		189
Restructuring charges	—		644
Non-GAAP operating (loss) income	(9,515)	(10.8)%	7,557	8.7%

GAAP income tax (benefit) provision	$(5,514)	(6.2)%	$432	0.5%
Adjustment to reflect pro forma tax rate	6,014		(132)
Non-GAAP income tax provision	500	0.6%	300	0.3%

GAAP net (loss) income	$(11,879)	(13.4)%	$3,557	4.1%
Share-based compensation	1,664		1,834
Merger and acquisition and other expenses	4,389		189
Restructuring charges	—		644
Other expense, net	710		802
Adjustment to reflect pro forma tax rate	(6,014)		132
Non-GAAP net (loss) income	$(11,130)	(12.6)%	$7,158	8.2%

Diluted net (loss) income per share:
GAAP	$(0.94)		$0.30
Non-GAAP	$(0.87)		$0.60

Shares used in computing diluted net (loss) income per share
GAAP	12,646		11,943
Non-GAAP	12,804		11,943

Adjusted EBITDA:
GAAP net (loss) income	$(11,879)	(13.4)%	$3,557	4.1%
Depreciation and amortization of property, plant and equipment and intangible assets	1,830		1,344
Interest expense, net	1,115		99
Other expense, net	710		802
Share-based compensation	1,664		1,834
Merger and acquisition and other expenses	4,389		189
Restructuring charges	—		644
(Benefit from) provision for income taxes	(5,514)		432
Adjusted EBITDA	$(7,685)	(8.7)%	$8,901	10.2%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2025 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 27, 2024	September 29, 2023
(In thousands)
North America	$42,225	$54,853
International:
Africa and the Middle East	10,450	9,954
Europe	5,600	5,252
Latin America and Asia Pacific	30,154	16,850
Total international	46,204	32,056
Total revenue	$88,429	$86,909